UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2009
Federal Home Loan Bank of Des Moines
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street —
Suite 200, Des Moines, Iowa	50309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 515-281-1000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.
EXPLANATORY NOTE: This Form 8-K/A amends and restates in its entirety the Form 8-K filed by the Federal Home Loan Bank of Des Moines (the “Bank”) on March 24, 2009 (the “Initial Filing”). The exhibit filed with the Initial Filing did not reflect the current version of the Bank’s Capital Plan (the “Plan”). We are filing this Form 8-K/A to provide the current version of the Plan.
On July 17, 2008, the Board of Directors (“Board”) of the Bank adopted an amendment to the Bank’s Plan. The Plan defines the rights of the holders of the Bank’s Class B Capital Stock, $100 par value per share (“Class B Capital Stock”). Pursuant to the regulations issued by the Federal Housing Finance Board (“Finance Board”), the Bank cannot implement any amendment to its Plan without Finance Board approval. On March 6, 2009, the Federal Housing Finance Agency, the legal successor to the Finance Board, approved the amendment to the Bank’s Plan.
Under the Bank’s Plan, members are required to maintain an investment in Class B Capital Stock equal to the sum of a membership investment requirement and an activity-based investment requirement. The Bank’s Plan establishes ranges for each of these investment requirements. The membership investment requirement mandates that each member maintain a minimum investment in Class B Capital Stock equal to a specified percentage of the member’s total assets as of the most recent December 31, subject to a minimum of $10,000 and a maximum of $10 million. The activity-based investment requirement mandates that each member maintain an activity-based investment in Class B Capital Stock in an amount equal to a specified percentage of the outstanding principal balance of all of the member’s advances outstanding plus a specified percentage of the outstanding principal balance of certain Acquired Member Assets (i.e., Mortgage Partnership Finance® loans) that are delivered and retained on the Bank’s balance sheet.
The Bank’s Plan was amended solely to clarify the membership investment requirement in the event a receiver, conservator or other legal custodian is appointed for a member of the Bank. If a receiver, conservator or other legal custodian has been appointed for a member and the Bank terminates the member’s membership, then that member’s membership investment requirement shall be zero. The amendment does not alter the activity-based investment requirement of the Bank’s Plan.
The Plan amendment will become effective on March 24, 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. 4.1 Capital Plan for the Federal Home Loan Bank of Des Moines, as amended and revised effective March 24, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 31, 2009	By:	/s/ Nicholas J. Spaeth Name: Nicholas J. Spaeth
Title: Executive Vice President/ General
Counsel and Chief Risk Officer